AGENCY APPOINTMENT

Magic Communications Group, Inc. ("Company") hereby appoints Private Payphone Owners Network ("PPON"), 4001 South Decatur, No. 37-384, Las Vegas, Nevada 89103, as its agent, with full power and authority in the place of Company to communicate with National Payphone Clearinghouse ("NPC") (and others) to do the following:

      (a) to submit data, records and other information of Company demonstrating Company's eligibility for dial-around compensation through NPC (and others);

      (b) to settle or compromise any disputes relating to dial-around compensation due to Company paid through NPC (and others); and

      (c) generally to do all acts and things which PPON deems necessary to effect the intent of this appointment, as fully and as effectively as Company might do on its own behalf.

Dated:  5/98    By /s/ ineligible
                   --------------
                Title: Pres



                                   ACCEPTANCE

The undersigned hereby acknowledges and accepts the appointment of Agency as described above:

                         PRIVATE PAYPH0NE OWNERS NETWORK

                                                     /s/ ineligible
                                                    ---------------
                                                    Title: DIRECTOR

PPON PRIVATE PAYPHONE                         APPLICATION
      Owners Network                        DIAL- AROUND COMPENSATION
4001 S. Decatur #37-384                          BILLING SERVICE
o Las Vegas, Nevada 89103                 FEE ENCLOSED (required)$
702-233-4414  e-mail: ppon@ppohelp.com                            ------------
     website; www.ppohelp.com

Name (Per LEC Bill) Magic Communications Group, Inc.
                    ---------------------------------
True Name (If different than above)
                                     -----------------

Address (Per LEC Bill) 5 West Main St.
                       ----------------
City     Elmsford                               State   NY           Zip  10523
    ----------------                                 --------            -------
Phone  (914) 345 - 0800                              Fax  (914) 345-0062
       -----------------                                  ----------------
FED TAX ID or SS# (req,)
                         --------------------
Local Exchange Carrier(s)     Verizon          0 + Carrier(s)          Quest
                          ------------------                   ----------------
Payphone Association Affiliations               1 +Carriers(s)         Quest
                                  -----------                    --------------
Auth. Representative/Contact  Stephen Rogers  Position                 Pres
                             ---------------                  -----------------

With the enclosed payment, applicant requests the PRIVATE PAYPHONE OWNERS NETWORK (PPON) Billing Service to submit applicants information, provided herewith, to the Inter Exchange Carriers (1XCs) required to pay FCC Order 96-388 "Dial-Around" Compensation for the period. Applicant hereby appoints PPON as applicant's billing agent to solicit, receive, and distribute such compensation. Applicant represents that all information provided Is accurate and complete. PPON will mail quarterly update reminders for Amp ;cart to report line additions, terminations, and their dales for the period. PPON is authorized to receive any and all applicant information from third parties regarding billings, payments, etal,, for purposes expecting said payments. ,

Date 5/98                               By /s/ Ineligible
                                           ---------------
INSTRUCTIONS

Fill in the above data. List payphone numbers with install/acquire and termination dates below on additional sheets or disks and send with service fee, agency appointment, W-9 form, and termination form. Please CALL FOR ASSISTANCE for managed groups, disk or text file info, purchased or sold locations, NAME & ADDRESS (Per LEC Pill) - must match phone bills (aside from abbreviations or location names In the account title,.) TRUE NAME- List the owner's true name If It differs from the LEC account name. ANIs - List all ANIs (area code + line number) that were active during the period Including any terminated. UPDATE FEE
- Larger of $30 or Fee Class Upgrade for adding 15+ ANIs to account.


ANNUAL FEE SCHEDULE-Standard service

                      Total annual foe for Service to Period (K) 4-1-02 to
3-31-O3 (Add 50% to service all prior open periods)
--------------------------------------------------------------------------------------------------------------
 # Lines   Fee       # Lines     Fee     # Lines     Fee     # Lines      Fee      # Lines     Fee I

   1-4    $20.00 ca.   11-20   $150.00    50-99    $350.00  150 -299x    $620.00   each 300    S180,00

  5- 10  $100.00       21-49   $240.00  100- 149*  $470.00  300-599*     $840.00   over 599    each 300

 '100+ ANIs - 15% surcharge applies for non-disk filing. Call for file formats.


LIST ANIs and Install/Acquire & Terminate Dates below, on additional sheets, or disk

                                                      # ANIs listed
                                                                   ------------